Exhibit 10.1

SOVEREIGN BANK — LOAN NO. 17003864 (REVOLVING CREDIT FACILITY)

SOVEREIGN BANK — LOAN NO. 17026550 (TERM LOAN FACILITY — TRANCHE D)

SOVEREIGN BANK — LOAN NO. 17028739 (TERM LOAN FACILITY — TRANCHE E)

SOVEREIGN BANK — LOAN NO. 17034711 (TERM LOAN FACILITY — TRANCHE F)

SOVEREIGN BANK — LOAN NO. 17036856 (TERM LOAN FACILITY — TRANCHE G)

NINTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of JUNE 30, 2015 (the “Effective Date”), is by and between SOVEREIGN BANK, a Texas state bank (together with its successors and assigns, “Lender”), and DAWSON GEOPHYSICAL COMPANY, a Texas corporation (“Debtor”), formerly known as TGC INDUSTRIES, INC.

RECITALS

WHEREAS, Debtor and Lender entered into that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of SEPTEMBER 16, 2009 (as amended, modified, and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein.

WHEREAS, the parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.  Notwithstanding the foregoing, Section 1(n) of the Agreement is hereby amended in its entirety to read as follows:

(n)                                 “Note” means, individually and collectively, any promissory note evidencing all or part of the Indebtedness from time to time, as any such Note may be amended, modified or restated from time to time (including, but not limited to, (i) the AMENDED AND RESTATED PROMISSORY NOTE dated as of JUNE 30, 2015 in the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00)  executed by Debtor and payable to the order of Lender (as such promissory note may be amended, modified or restated from time to time, the “Revolving Credit Note”), (ii) the PROMISSORY NOTE dated as of JANUARY 26, 2012 in the principal amount of SEVEN MILLION SEVEN HUNDRED ONE THOUSAND EIGHT HUNDRED AND NO/100 DOLLARS ($7,701,800.00) executed by Debtor and payable to the order of Lender (as such promissory note may be amended, modified or restated from time to time, the “Term Note — Tranche D”); (iii) the PROMISSORY NOTE dated as of OCTOBER 11, 2012 in the principal amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) executed by Debtor and payable to the order of Lender (as such promissory note may be amended, modified or restated from time to time, the “Term Note — Tranche E”); (iv) the PROMISSORY NOTE dated as of SEPTEMBER 16, 2014 in the principal amount of SIX MILLION NINETY-SIX THOUSAND ONE HUNDRED SEVENTY-THREE AND 23/100 DOLLARS ($6,096,173.23) executed by Debtor and payable to the order of Lender (as such promissory note may be amended, modified or restated from time to time, the “Term Note — Tranche F”), and (iv) the PROMISSORY NOTE dated as of JUNE 30, 2015 in the principal amount of FIVE MILLION ONE HUNDRED FORTY-THREE THOUSAND SIX HUNDRED ONE AND 36/100 DOLLARS ($5,143,601.36) executed by Debtor and payable to the order of Lender (as such promissory note may be amended, modified or restated from time to time, the “Term Note — Tranche G”).

2.                                      Amendment to Section 2(a).  Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

(a)                                 Establishment of Credit Facility.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor under a credit facility (the “Revolving Credit Facility”) an aggregate sum not to exceed the lesser of (i) an amount equal to the Borrowing Base minus the outstanding principal balance of the Term Note — Tranche G, or (ii) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Maximum Amount”), on a revolving basis from time to time during the period commencing on the date hereof and continuing until the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) JUNE 30, 2017 (the earlier of such dates being the “Revolving Credit Maturity Date”).  If at any time the sum of the aggregate principal amount of Loans outstanding hereunder exceeds lesser of the Maximum Amount or the Borrowing Base, such amounts shall be deemed an “Overadvance.”  Debtor shall immediately repay the amount of such Overadvance plus all accrued and unpaid interest thereon upon written demand from Lender.  Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered a Loan and shall bear interest at the Rate as set forth in the Revolving Credit Note and be secured by this Agreement.  Subject to the terms and conditions hereof, Debtor may borrow, repay and reborrow funds under the Revolving Credit Facility up to the Revolving Credit Maturity Date.

3.                                      Amendment to Section 2(b)(ii).  Section 2(b)(ii) of the Agreement is hereby amended in its entirety to read as follows:

(ii)                                  “Eligible Accounts” means, at any time, all accounts receivable of Debtor, created in the ordinary course of business that are acceptable to the Lender in its sole discretion and satisfy the following conditions:

(1)                                 The account complies with all applicable laws, rules, and regulations.

(2)                                 The account has not been outstanding for more than NINETY (90) days past the original date of invoice.

(3)                                 The account does not represent a commission and the account was created under an enforceable contract in connection with (A) the sale of goods by Debtor in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (B) the performance of services by Debtor in the ordinary course of business and such account was created in accordance with the terms of the contract between Debtor and the account debtor and accepted by the account debtor.

(4)                                 The account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis.

(5)                                 Debtor has good and indefeasible title to the account and the account is not subject to any lien except liens in favor of the Lender.

(6)                                 The account does not arise out of a contract with or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by Debtor to the Lender in and to such account.

(7)                                 The account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment.

(8)                                 The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs.

(9)                                 The account is not evidenced by chattel paper or an instrument.

(10)                          No default exists under the account by any party thereto.

(11)                          The account debtor has not returned or refused to retain, or otherwise notified Debtor of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose.

(12)                          The account is not owed by an Affiliate, subsidiary, employee, agent, officer, director or equity holder of Debtor.

(13)                          The account is payable in U.S. Dollars by the account debtor.

(14)                          The account shall be ineligible if the account debtor is domiciled in any country other than the United States of America.

(15)                          The account shall be ineligible if the account debtor is the United States of America or any department, agency, or instrumentality thereof, and the Federal Assignment of Claims Act of 1940, as amended, shall not have been complied with.

(16)                          The account shall be ineligible if more than TWENTY-FIVE PERCENT (25.00%) of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to Debtor are more than NINETY (90) days past the dates of their original invoices.

(17)                          The account shall be ineligible to the extent the aggregate of all accounts owed by the account debtor and its Affiliates to which the account relates exceeds TWENTY-FIVE PERCENT (25.00%) of all accounts owed by all of Debtor’s account debtors.

(18)                          The account is otherwise acceptable in the sole discretion of the Lender.

The amount of the Eligible Accounts owed by an account debtor to Debtor shall be reduced by the amount of all “contra accounts” and other obligations owed by Debtor to such account debtor.  In the event that Lender, at any time in its reasonable discretion, determines that the dollar amount of Eligible Accounts collectable by Debtor is reduced or diluted  as a result of discounts or rebates granted by Debtor, returned, rejected or disputed goods or services, or such other reasons or factors as Lender deems applicable, Lender may reduce or otherwise modify the percentage of Eligible Accounts included within Borrowing Base, and/or reduce the dollar amount of Debtor’s Eligible Accounts by an amount determined by Lender in its reasonable discretion.

4.                                      Amendment to Section 2(c) of Agreement.  Section 2(c) of the Agreement is hereby amended in its entirety to read as follows:

(c)                                  Term Loan Facilities.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, (w) Lender hereby agrees to lend to Debtor in a single advance an aggregate sum not to exceed SEVEN MILLION SEVEN HUNDRED ONE THOUSAND EIGHT HUNDRED AND NO/100 DOLLARS ($7,701,800.00) (the “Term Loan Facility — Tranche D”) on JANUARY 26, 2012 which shall be due and payable on the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) JANUARY 26, 2017, (x) Lender hereby agrees to lend to Debtor in a single advance an aggregate sum not to exceed SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) (the “Term Loan Facility — Tranche E”) on OCTOBER 11, 2012 which shall be due and payable on the earlier of (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) OCTOBER 11, 2015, (y) Lender hereby agrees to lend to Debtor in a single advance an aggregate sum not to exceed SIX MILLION NINETY-SIX THOUSAND ONE HUNDRED SEVENTY-THREE AND 23/100 DOLLARS ($6,096,173.23) (the “Term Loan Facility — Tranche F”) on SEPTEMBER 16, 2014 which shall be due and payable on the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) SEPTEMBER 16, 2017; and (z) Lender hereby agrees to lend to Debtor in a single advance an aggregate sum not to exceed FIVE MILLION ONE HUNDRED FORTY-THREE THOUSAND SIX HUNDRED ONE AND 36/100 DOLLARS ($5,143,601.36) (the “Term Loan Facility — Tranche G,” and together with the Term Loan Facility — Tranche D, the Term Loan Facility — Tranche E, and the Term Loan Facility — Tranche F, the “Term Loan Facility”) on JUNE 30, 2015 which shall be due and payable on the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) DECEMBER 30, 2016.

5.                                      Amendment to Section 3 of Agreement.  Section 3 of the Agreement is hereby amended in its entirety to read as follows:

3.                                      Promissory Notes, Rate and Computation of Interest.  (i) the Revolving Credit Facility shall be evidenced by the Revolving Credit Note, (ii) the Term Loan Facility — Tranche D shall be evidenced by the Term Note — Tranche D, (iii) the Term Loan Facility — Tranche E shall be evidenced by the Term Note — Tranche E, (iv) the Term Loan Facility — Tranche F shall be evidenced by the Term Note — Tranche F, and (v) the Term Loan Facility — Tranche G shall be evidenced by the Term Note — Tranche G.  Interest on each Note shall accrue at the rates set forth therein.  The principal of and interest on each Note shall be due and payable in accordance with the terms and conditions set forth in such Note and in this Agreement.

6.                                      Amendment to Section 8.  Section 8 of the Agreement is hereby amended in its entirety to read as follows:

8.                                      Financial Covenants.  Until all Indebtedness of Debtor under the Loan Documents is indefeasibly paid and Lender has no further commitment to lend under the Credit Facility:

(a)                                 Liabilities to Tangible Net Worth.  Debtor will maintain, as of the last day of each calendar quarter, a ratio of (i) total liabilities (as determined by GAAP) minus Subordinated Debt, to (ii) Tangible Net Worth plus Subordinated Debt, of not greater than 1.00 to 1.00 (as of the end of each calendar quarter).  “Subordinated Debt” means any indebtedness owing by Debtor which has been subordinated by written agreement to all indebtedness now or hereafter owing by Debtor to Lender, such agreement to be in form and substance acceptable to Lender.  “Tangible Net Worth” means, as of any date, all amounts which, in conformity with GAAP, would be included as stockholders’ equity on a balance sheet of Debtor; provided, however, there shall be excluded therefrom: (a) any amount of equity of Debtor which appears as an asset on the balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademark, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of Debtor, and (f) all other assets which are properly classified as intangible assets.

(b)                                 Current Ratio.  Debtor will maintain, as of the last day of each calendar quarter, a ratio of current assets (as determined by GAAP) to current liabilities (as determined by GAAP) of at least 1.50 to 1.00.

(c)                                  Tangible Net Worth.  Debtor will maintain, as of the end of each calendar quarter, a Tangible Net Worth of not less than ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($150,000,000.00).

As soon as available and in any event within FORTY-FIVE (45) days of the end of each calendar quarter, Debtor shall provide Lender with a certificate of compliance showing in reasonable detail compliance with the financial covenants set forth in this Section, together with such supporting information as Lender may reasonably require.

7.                                      Amendment to Section 11.  Section 11 of the Agreement is hereby amended in its entirety to read as follows:

11.                               Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

(a)                                 Payment Default.  The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtor from time to time and such failure, refusal or neglect shall continue unremedied for a period of TEN (10) Days from the date such payment is due.

(b)                                 Performance or Warranty Default.  The failure of Debtor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents other than with respect to a payment default as set forth in Section 11(a), which is curable and which is not cured within THIRTY (30) days following written notice from Lender to Debtor; provided, that (i) if such default cannot be cured within THIRTY (30) days, (ii) Debtor has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such default, and (iii) Debtor shall continue to diligently pursue such actions, such cure period shall be extended for an additional period of THIRTY (30) days.

(c)                                  Representations.  Any representation contained herein or in any of the other Loan Documents made by Debtor is false or misleading in any material respect.

(d)                                 Default Under Other Indebtedness.  The occurrence of any event which results in the acceleration of the maturity of any indebtedness for borrowed money in an aggregate principal amount in excess of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) owing by Debtor to any third party under any agreement or understanding.

(e)                                  Insolvency.  If Debtor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.

(f)                                   Judgment.  The entry of any judgment against Debtor or the issuance or entry of any attachments or other liens against any of the property of Debtor for an amount in excess of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(g)                                  Action Against Collateral.  The Collateral or any portion thereof is taken on execution or other process of law in any action.

(h)                                 Action of Lien Holder.  The holder of any lien or security interest in the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), other than the Lender, declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(i)                                     Material Adverse Effect.  Any event shall have occurred or is continuing which shall have had a Material Adverse Effect, and the same is not cured within THIRTY (30) days following written notice from Lender to Debtor.

(j)                                    Loan Documents.  The Loan Documents shall at any time after their execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral; or (ii) to be in full force and effect or shall be declared null and void.  The validity of enforceability the Loan Documents shall be contested by Debtor or any other Person party thereto or Debtor shall deny it has any further liability or obligation under the Loan Documents.

(k)                                 Change in Control.  Any Person shall obtain Control of Debtor (other than Persons having Control of Debtor as of JUNE 30, 2015).

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

8.                                      Grant of Security Interest.  Lender and Debtor agree that (a) a separate and distinct portion of the Collateral shall secure the Revolving Credit Facility, and (b) a separate and distinct portion of the Collateral shall secure the Term Loan Facility.  Accordingly, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness arising under the Revolving Credit Facility, Debtor hereby re-pledges to and re-grants Lender, a security interest in, all of Debtor’s right, title and interest in the Collateral described in Sections 1(d)(i), (iii) and (iv) of the Agreement, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness arising under the Term Loan Facility, Debtor hereby pledges to and grants Lender, and re-pledges to and re-grants Lender, a security interest in, all of Debtor’s right, title and interest in the Collateral described in Section 1(d)(ii), (iii) and (iv) of the Agreement, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.

9.                                      Amendment to Exhibit 1(d) to Agreement.  Exhibit 1(d) to the Agreement is hereby amended in its entirety in the form of Exhibit 1(d) attached hereto.

10.                               Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request, including, without limitation, the Revolving Credit Note, a current Borrowing Base report, and a current accounts receivable aging (as of MAY 30, 2015).

11.                               Payment Expenses.  Debtor agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

12.                               Ratifications.  Except as expressly modified and superseded by this Amendment, the Agreement and the other Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the indebtedness arising under the Loan Documents.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

13.                               Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

14.                               Release.  Debtor hereby acknowledges and agrees that it knows of no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender with respect thereto.  To the extent Debtor knows of any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever with respect thereto, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

15.                               Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

16.                               Reference to Loan Documents.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to any Loan Document shall mean and refer to such Loan Document as amended hereby.

17.                               Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

18.                               Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS THE SAME MAY BE AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

LENDER:		ADDRESS:

SOVEREIGN BANK		6060 Sherry Lane
Dallas, TX 75225
By:	/s/ Stephanie Baird Velasquez
Name:	Stephanie Baird Velasquez
Title:	Area President

With copies of notices to:		GARDERE WYNNE SEWELL LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201-4761
Attention: Steven S. Camp

DEBTOR:		ADDRESS:

DAWSON GEOPHYSICAL COMPANY		101 E. Park Blvd., Suite 955
Plano, TX 75074
By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	Executive Vice Chairman

EXHIBIT 1(d)

GEOSPACE EQUIPMENT

I.                                        The items described in the Quotation No. 011-085 (Revised) dated as of December 15, 2011 from Geospace Technologies which are identified as follows:

Quantity	Description
7200	GSR-1, One (1) Channel Unit
8640	GSR Battery Pack Assembly (Battery Pack (BP) Li-Ion Polymer 14.8 v10 Ah Aluminum Case)
8	GSR-Line Viewer (deployed Status Integrity & QC)
7200	Adaptors (LCK Male to KCL Make — Strong Adaptor)

II.                                   The items described in the Quotation No. 012-072 dated as of September 17, 2012, from Geospace Technologies which are identified as follows:

Quantity	Description
8000	GSX-3, Three (3) Channel Unit w/ 16 GB Total
8800	GSR Battery Pack Assembly (Battery Pack (BP-1) 14.8 V10 Ah Li-Ion Polymer)
50	Charger Cabinet 12 Station Smart Charger 100 - 240 VAC
1

Field Management Console (FMCx) with Geospace Source Interface (GSIx) for timebreak, source signatures and GPS position capture. Unit is compatible with vibratory, explosive and impulsive source controllers

8	GSX-LV: For delayed GSR status verification and QC
4	Data Transfer Module (DTM): 48 Data Collector Bays; 19” Rack Mount. 192 Down Load Slots
1

GeoRes-XTC, 150TB System includes: GSR Data Management Software, GeoReaper and Geomerge Collects, QC’s and stores GSR memory data. Performs GSR parameter programming and ID logging. Accepts external data: Survey/NAV data, source control, operator notes, surveying, planning, and reporting tools. Outputs data on hard media in SEG-D Rev. 2 format

1	GeoRes-XTC: 150TB RAID/3-2U Servers, 3 UPS(s) 230 VAC/1500W. 19 Inch Rack Mount
8000	3 component GS-ONE in a Alum. Nail Case. /with 3 foot lead, .340 OD cable terminated with a six pin mating connector to the GSX-3
1	GSR System Management Trailer w/o Electronics, 24 foot, Dual axle tow trailer
1	GSR Battery Charging Trailer w/o Electronics, 24 foot, Dual axle tow trailer
1	GSR Generator/Trailer, 20 KW diesel/electric GenSet
1	GSR Generator/Trailer, 56 KW diesel/electric GenSet

III.                              The items described in the Invoice No. 133, referencing Sales Agreement 11785-1, dated as of July 29, 2014, from INOVA Geophysical, Inc. to TGC Industries, Inc., which are identified as follows:

Quantity	Part No.	Description
3500	100-00006-01C	FSU, HAWK SN11, 3A, 1D, DYNACON
3500	200-01952	MOD, FLASH, 32GB, SDHC CARD
4200	100-00003-01	BATTERY, 288 WHr, 14.8V
3850	100-20117-04	HAWK INLINE CBL 3@73M, KCM-M T/O
1	0200-000073-0005	ASSY, CRS, CABLELESS, W/O MONITOR-120V-DELL
1	100-40034	KIT, ISI WITH CABLES

2	0017-000187	KIT, 27” DELL MONITOR W/ARAM MOUNT
1	100-40136-01	KIT, VIBPRO ENCODER UNIT 14C W/ETHERNET
1	100-50180	PELTON STANDARD FREQUENCY LIST
1	0200-000074-0005	ASSY, TRANSCRIBER, CABLELESS, 120V, W/O MNTR
2	0110-000056	DRIVE ,EXT, HARD DRIVE, 1TB, W/eSATA CABLE
6	100-00008	DATA DOWNLOAD CABINET, 24 STATION
6	100-00010	BATTERY CHARGE CABINET, 48 STATION
2	100-00019	BATTERY TESTER, CABLELESS
1	0017-000169-0005	KIT, HUB, CONNEX, W/O MONITOR
2	200-00600	MONITOR, 27” DELL ,LCD
8	100-40045	KIT, CONNEX, YUMA, CORE
8	100-40055-02	BACKPACK WITH ACCESS POINT V2
1	200-00559	UPS, DBL CONV, 110-120VACin, 120VACout
4	0017-000179	KIT, CONNEX, FIELD TOOL (NOMAD)
1	100-60046	HAWK SYS SOFTWARE(CENTRAL & TRANSCRIBER)
1	100-60045	HAWK SYSTEM SOFTWARE - ANNUAL MAINT FEE
1	100-60047	CONNEX HUB MANAGEMENT SOFTWARE
1	100-60044	CONNEX HUB MANAGEMENT S/W - ANNUAL FEE
1	100-40150	KIT, HAWK REPAIR
1	START UP	FIELD SERVICE - START UP
2	100-50064	GUIDE, HAWK BASIC OPERATOR TRAINING
2	100-50063	GUIDE, HAWK ADVANCED OPERATOR TRAINING
1	USED PARTS	GENERATOR, BALDOR TS130, USED

IV.                               The items described in the Invoice No. 302922, dated as of December 13, 2012, from INOVA Geophysical, Inc. to Dawson Geophysical, including the following:

Quantity	Description	VIN or Item Number
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6515
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6516
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6517
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6518
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6519
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6520
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6521
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6522
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6523
1	INOVA Geophysical Vibrator Buggy	AHV-IV-364-6524
10	VIB Pro Unit Ver 3-1 Serial	101-100091
20	M5 Accelerator Assembly-5: Pelton	101-100053
10	VIB Pro Remote Down CBL	101-100245
10	VIB Connector Panel Assembly	101-100490
10	VIB Control Cables (Set of 5 Cables)	101-100083
10	Cable, Female to Female 9D	013-400005
10	VIB Radio CBL	101-100191
10	VIB Pro Signal Acquisition Card	101-100040